Exhibit 25

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017
Attn: The Bank of New York Trust Company, N.A.
213-630-6205
(Name, address and telephone number of agent for service)

National Oilwell Varco, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0475815 (I.R.S. employer identification no.)

7909 Parkwood Circle Drive Houston, Texas (Address of principal executive offices)	77036-6565 (Zip Code)

Debt Securities

1. General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
     Yes.
2. Affiliations with Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
3-15. Not applicable.
16. List of Exhibits.
     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 7th day of March, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Marcella Burgess
	Name:	Marcella Burgess
	Title:	Assistant Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of National Oilwell Varco, Inc. The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Marcella Burgess
Marcella Burgess
Assistant Vice President

Houston, Texas
March 7, 2008

REPORT OF CONDITION Consolidating domestic subsidiaries of THE BANK OF NEW YORK TRUST COMPANY, NA In the state of CA at close of business on December 31, 2007 published in response to call made by (Enter additional information below) Statement of Resources and Liabilities Dollar Amounts in Thousands ASSETS Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin 14,687 Interest-bearing balances 0 Securities: Held-to-maturity securities 43 Available-for-sale securities 216,332 Federal funds sold and securities purchased under agreements to resell: Federal funds sold 23,800 Securities purchased under agreements to resell 89,400 Loans and lease financing receivables: Loans and leases held for sale 0 Loans and leases, net of unearned income 0 LESS: Allowance for loan and lease losses 0 Loans and leases, net of unearned income and allowance 0 Trading Assets 0 Premises and fixed assets (including capitalized leases) 12,676 Other real estate owned 0 Investments in unconsolidated subsidiaries and associated companies 0 Intangible assets: Goodwill 871,685 Other intangible assets 300,982 Other assets 152,943 Total assets 1,682,548

REPORT OF CONDITION (Continued) LIABILITIES Dollar Amounts in Thousands Deposits: In domestic offices 1,628 Noninterest-bearing 1,628 Interest-bearing 0 Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased 0 Securities sold under agreements to repurchase 0 Trading liabilities 0 Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) 193,691 Subordinated notes and debentures 0 Other liabilities 181,803 Total liabilities 357,122 Minority interest in consolidated subsidiaries 0 EQUITY CAPITAL Perpetual preferred stock and related surplus 0 Common stock 1,000 Surplus (exclude all surplus related to preferred stock) 1,121,620 Retained earnings 202,154 Accumulated other comprehensive income 752 Other equity capital components 0 Total equity capital 1,325,426 Total liabilities, minority interest, and equity capital 1,682,548 We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct. I, Karen Bayz, Vice President (Name, Title) Of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief. Director #1 Michael K. Klugman, President Director #2 Frank Sulzberger, MD Director #3 William D. Lindelof, VP